UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	September 15, 2015

HALLMARK FINANCIAL SERVICES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-11252	87-0447375
(Commission File Number)	(IRS Employer Identification No.)

777 Main Street, Suite 1000, Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

817-348-1600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On September 15, 2015, the Registrant, acting through its wholly-owned subsidiaries American Hallmark Insurance Company, Inc., TBIC Holdings, Inc. and Texas Builders Insurance Company of Texas (collectively, the “Sellers”), executed an Amendment No. 1 to Asset and Renewal Rights Acquisition Agreement (the “Amendment”) with Redpoint Comp Holdings LLC (“Purchaser”), a wholly-owned subsidiary of Redpoint Insurance Group LLC, amending the Asset and Renewal Rights Acquisition Agreement originally executed among the parties on April 8, 2015 (the “Sale Agreement”). Pursuant to the Amendment, the Purchaser has agreed to pay the Sellers an additional $115,000 and administer the run-off of all of Sellers’ workers compensation policies and claims in perpetuity or through final conclusion (rather than for three years as contemplated by the Sale Agreement) in consideration of Sellers assigning to Purchaser the commission on all unearned premiums on such policies as of July 1, 2015.

The foregoing description of the Amendment is qualified in its entirety by reference to the definitive agreement filed as an exhibit to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

99.1	Amendment No. 1 to Asset and Renewal Rights Acquisition Agreement by and among American Hallmark Insurance Company, Inc., TBIC Holdings, Inc. and Texas Builders Insurance Company of Texas, as Sellers, and Redpoint Comp Holdings LLC, as Purchaser, dated September 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

HALLMARK FINANCIAL SERVICES, INC.

Date: September 18, 2015	By:	/s/ Jeffrey R. Passmore
Jeffrey R. Passmore, Chief Accounting Officer